                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                        TCI SATELLITE ENTERTAINMENT, INC.
         -------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, schedule or registration statement no.:
                ----------------------------------------------------------
           (3)  Filing party:
                ----------------------------------------------------------
           (4)  Date filed:
                ----------------------------------------------------------

                                     [LOGO]

                                  July 7, 2000

Dear Fellow Stockholder:

    On behalf of the Board of Directors and management of TCI Satellite Entertainment, Inc., we cordially invite you to attend the Company's annual meeting of stockholders. The meeting will be held at 9:00 a.m. mountain daylight time, on August 15, 2000, at The Inverness Hotel located at 200 Inverness Drive West, Englewood, Colorado. At the annual meeting, you will have the opportunity to meet with the Company's management team and we will report to you on the Company's financial and operating performance.

    As you know, an important aspect of the annual meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process.

    Whether or not you plan to attend the annual meeting, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

    Your Board of Directors and management are committed to the success of the Company and the enhancement of your investment. As Chief Executive Officer and President, I want to express my appreciation for your confidence and support.

                                          Very truly yours,

                                          /s/ Carl E. Vogel

                                          Carl E. Vogel
                                          CHIEF EXECUTIVE OFFICER AND
                                          PRESIDENT

                       TCI SATELLITE ENTERTAINMENT, INC.
                    7600 EAST ORCHARD ROAD, SUITE 330 SOUTH
                           ENGLEWOOD, COLORADO 80111
                                 (303) 268-5440

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 15, 2000

                            ------------------------

To Our Stockholders:

    The 2000 Annual Meeting of Stockholders of TCI Satellite
Entertainment, Inc. ("TSAT" or the "Company") will be held at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado on August 15, 2000, at
9:00 a.m. mountain daylight time, for the purpose of considering and acting upon the following matters:

    1. Approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Series B common stock, par value $1.00 per share, from 10 million to 30 million;

    2. Approval of an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to Liberty Satellite & Technology, Inc.;

    3. Approval of an amendment to the Company's Restated Certificate of Incorporation deleting Section V.B., "Classification of the Board" and
       Section V.C., "Removal of Directors" and making certain conforming changes;

    4.  Election of the Company's board of directors;

    5. Approval of an amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares of Series A common stock reserved for issuance thereunder from 3,200,000 shares to 5,200,000 shares;

    6. Ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2000; and

such other matters as may properly come before the annual meeting or any adjournments thereof. The board of directors is not aware of any other business scheduled for the annual meeting. Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.

    Stockholders of record at the close of business on July 3, 2000, are the stockholders entitled to vote at the annual meeting, and any adjournments thereof. A complete list of stockholders entitled to vote at the meeting will be available for inspection by stockholders at the executive offices of the Company during the ten days prior to the meeting as well as at the meeting.

    Your vote is important. Please sign and date the enclosed proxy, and return it promptly in the enclosed envelope to ensure your representation at the annual meeting. The proxy will not be used if you attend and vote at the meeting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Carl E. Vogel

                                          Carl E. Vogel
                                          CHIEF EXECUTIVE OFFICER AND
                                          PRESIDENT

Englewood, Colorado
July 7, 2000

    IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                       TCI SATELLITE ENTERTAINMENT, INC.
                    7600 EAST ORCHARD ROAD, SUITE 330 SOUTH
                           ENGLEWOOD, COLORADO 80111
                                 (303) 268-5440

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON AUGUST 15, 2000

                            ------------------------

    This proxy statement is furnished in connection with the solicitation on behalf of the board of directors of TCI Satellite Entertainment, Inc., a Delaware corporation ("TSAT" or the "Company") of proxies to be used at the Company's annual meeting of stockholders, to be held at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado, on August 15, 2000, at 9:00 a.m. mountain daylight time, and all adjournments of the meeting. The accompanying Notice of Meeting and this proxy statement are first being mailed to stockholders on or about July 14, 2000. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 also accompanies these materials.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

    At the annual meeting, stockholders are being asked to consider and vote upon the matters outlined in the accompanying Notice of Meeting, including:

    PROPOSAL I. Approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Series B common stock, par value $1.00 per share, from 10 million to 30 million;

    PROPOSAL II. Approval of an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to Liberty Satellite & Technology, Inc.;

    PROPOSAL III. Approval of an amendment to the Company's Restated Certificate of Incorporation deleting Section V.B., "Classification of the Board" and Section V.C., "Removal of Directors" and making certain conforming changes;

    PROPOSAL IV.  Election of the Company's board of directors;

    PROPOSAL V. Approval of an amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares of Series A common stock reserved for issuance thereunder from 3,200,000 shares to 5,200,000 shares; and

    PROPOSAL VI. Ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2000.

    The stockholders will also transact any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from stockholders.

WHO IS ENTITLED TO VOTE?

    The record date for the annual meeting is July 3, 2000. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting. The Company has four series of capital stock outstanding: the Series A common stock, par value $1.00; the Series B common stock, par value $1.00; the Series A preferred stock, par value $0.01; and the Series B preferred stock, par value $0.01. Holders of the Series A common stock, Series B common stock and Series B preferred stock are entitled to vote at the meeting. The Series A preferred stock does not generally have voting rights.

    Except as otherwise required by law, or as described in this proxy statement, the holders of shares of Series A common stock, Series B common stock and Series B preferred stock vote together as a single class on all matters presented to a vote of stockholders. Each holder of Series A common stock is entitled to 1 vote per share on each matter submitted at the meeting. Each holder of Series B common stock is entitled to 10 votes per share on each matter submitted at the meeting. The holder of the Series B preferred stock is entitled to 5,580 votes per share on each matter submitted at the meeting. At the close of business on the record date there were 63,887,739 shares of Series A common stock, 7,745,896 shares of Series B common stock and 150,000 shares of Series B preferred stock outstanding, representing a total of 978,346,699 votes.

WHAT IF MY SHARES ARE HELD IN "STREET NAME" BY A BROKER?

    If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will be entitled to vote the shares with respect to the election of directors (Proposal IV) and the ratification of auditors
(Proposal VI), but will not be permitted to vote your shares with respect to any other matter.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

    A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of voting stock outstanding on the record date, determined by voting power, will constitute a quorum. Proxies received but marked as abstentions or broker non-votes, as described in the preceding paragraph, will be included in the calculation of the number of shares considered to be present at the meeting. In addition to the quorum required for general business at the meeting, Proposal I, to approve an increase in the number of authorized shares of Series B common stock, will require the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date and of a majority of the shares of Series B common stock outstanding on the record date, in each case determined by voting power.

WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

    If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

HOW DO I VOTE?

    1. YOU MAY VOTE BY MAIL. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States. If your shares are held in "street name" by a broker or other nominee, you may also be able to vote by telephone or on the Internet. Please check the voting form provided by your broker or nominee to see if such options are available to you.

    2. YOU MAY VOTE IN PERSON AT THE MEETING. If you hold your shares of record and attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of TSAT voting stock on July 3, 2000, the record date for voting at the annual meeting. Even if you plan to attend the meeting, please sign and return your proxy card to ensure that your shares are represented. If you do attend the meeting, any votes you cast at the meeting will supersede your proxy.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

    Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

    - signing another proxy with a later date;

    - giving written notice of the revocation of your proxy to the Secretary of the Company prior to the annual meeting; or

    - voting in person at the annual meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

    Your Board recommends that you vote:

    - "FOR" Proposal I, to increase the number of authorized shares of Series B common stock (see page 6);

    - "FOR" Proposal II, to change the name of the Company to Liberty Satellite & Technology, Inc. (see page 7);

    - "FOR" Proposal III, to amend the Company's Restated Certificate of Incorporation to delete Section V.B., "Classification of the Board" and
      Section V.C., "Removal of Directors" and to make conforming changes (see page 8);

    - "FOR" the election of the nominees to the board of directors named in this proxy statement as Proposal IV (see page 9);

    - "FOR" Proposal V, to amend the 1996 Stock Incentive Plan (see page 23);
      and

    - "FOR" Proposal VI, to ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2000.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

    If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted FOR each of the proposals set forth in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE MEETING?

    The board of directors knows of no other business that will be presented at the meeting. If any other proposal properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF SERIES B COMMON STOCK?

    Approval of the amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Series B common stock from 10 million to 30 million requires

    - the affirmative vote of 66 2/3% of the voting power of the Series A common stock, Series B common stock and Series B preferred stock outstanding as of the record date, voting together as a single class;

    - the affirmative vote of a majority of the voting power of the Series A common stock and Series B common stock outstanding as of the record date, voting together as a single class; and

    - the affirmative vote of a majority of the voting power of the Series B common stock outstanding as of the record date, voting as a separate class.

HOW MANY VOTES ARE REQUIRED TO APPROVE CHANGING THE NAME OF THE COMPANY TO LIBERTY SATELLITE & TECHNOLOGY, INC.?

    Approval of this proposal requires the affirmative vote of 66 2/3% of the voting power of the Series A common stock, Series B common stock and Series B preferred stock outstanding as of the record date, voting together as a single class.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION DELETING SECTION V.B., "CLASSIFICATION OF THE BOARD" AND SECTION V.C., "REMOVAL OF DIRECTORS" AND MAKING CERTAIN CONFORMING CHANGES?

    Approval of this proposal requires the affirmative vote of 66 2/3% of the voting power of the Series A common stock, Series B common stock and Series B preferred stock outstanding as of the record date, voting together as a single class.

HOW MANY VOTES ARE REQUIRED TO ELECT THE DIRECTOR NOMINEES?

    The affirmative vote of a plurality of the votes cast on this matter is required to elect the seven nominees as directors. This means that the seven nominees will be elected if they receive more affirmative votes than any other person. If you vote "Withheld" with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?

    If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or cause a substitute nominee to be selected. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE AMENDMENT TO THE 1996 STOCK OPTION PLAN?

    Approval of the amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Series A common stock reserved for issuance thereunder by 2,000,000 shares requires the affirmative vote of a majority of the combined voting power of the Series A common stock, Series B common stock and Series B preferred stock present at the meeting in person or by proxy and entitled to vote as of the record date.

HOW MANY VOTES ARE REQUIRED TO RATIFY THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS?

    The ratification of the appointment of KPMG LLP as the Company's independent auditors requires the affirmative vote of a majority of the combined voting power of the Series A common stock, Series B common stock and Series B preferred stock present at the meeting in person or by proxy and entitled to vote as of the record date.

HOW WILL ABSTENTIONS BE TREATED?

    If you abstain from voting on one or more proposals, your shares will still be included for purposes of determining whether a quorum is present. Because directors are elected by a plurality of votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for Proposal IV. If you abstain from voting on a proposal for which this option is available, your shares will be included in the number of shares voting on the proposal and, consequently, your abstention will have the same practical effect as a vote against the proposal.

HOW WILL BROKER NON-VOTES BE TREATED?

    If your shares are held for you by a broker or other nominee in "street name", your broker will generally be prohibited from voting such shares on any matter other than the election of directors and the ratification of the Company's auditors, unless you tell your broker how you want your shares to be voted. If you don't provide your instructions by properly completing and returning to your broker the enclosed voting card (or by voting by telephone or Internet, if your broker provides such services), such shares will be treated as "broker non-votes" with respect to Proposals I, II, III and V. Such shares will be included for purposes of calculating the presence of a quorum. Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal. Consequently, broker non-votes will have the following effects:

    PROPOSALS I, II AND III. A broker non-vote will have the same practical effect as a vote against these proposals.

    PROPOSAL V. Broker non-votes will not be counted in determining the number of shares necessary for approval of the amendment to the 1996 Stock Incentive Plan and will, therefore, reduce the absolute number, but not the percentage, of the affirmative votes required for approval of this proposal.

WHO PAYS FOR THE COSTS OF SOLICITING PROXIES?

    The Company will pay the cost of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of voting stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

         PROPOSAL I--APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF
                   AUTHORIZED SHARES OF SERIES B COMMON STOCK

    At the annual meeting, you will be asked to approve an amendment to the Company's Restated Certificate of Incorporation, to increase the number of authorized shares of Series B common stock from 10 million to 30 million. The board of directors of the Company has adopted this amendment, subject to stockholder approval.

WHAT IS THE PURPOSE OF THIS PROPOSAL?

    The purpose of Proposal I is to increase the number of authorized shares of Series B common stock to 30 million, an increase of 20 million shares. Of the total number of additional shares that Proposal I would authorize, approximately
14.7 million will be reserved for issuance upon the conversion of outstanding shares of Series B preferred stock, which were issued to a subsidiary of Liberty Media Corporation. The issuance of such shares is discussed below under the heading "Recent Transaction with Liberty Media Corporation; Terms and Conditions of Outstanding Preferred Stock", beginning on page 27. The remaining shares will be available for any proper corporate purposes that may from time to time be identified by the board of directors of the Company, including possible financing transactions, future acquisitions and other corporate purposes.

    The board of directors believes that the availability of such additional shares gives the Company the flexibility necessary to take advantage of opportunities that may arise from time to time, without the delay and expense of an additional stockholders' meeting. The Company does not currently intend to solicit stockholder authorization for the issuance of any additional shares of authorized common stock, unless required by applicable law or the requirements of Nasdaq.

HOW MANY SHARES OF SERIES B COMMON STOCK ARE CURRENTLY OUTSTANDING OR RESERVED FOR ISSUANCE?

    As of March 31, 2000, 7,756,639 shares of Series B common stock were issued and outstanding and the remaining 2,243,361 shares were reserved for issuance upon the conversion of outstanding shares of Series B preferred stock.

WILL THE AMENDMENT HAVE ANY EFFECT ON MY RIGHTS AS A STOCKHOLDER?

    Although the increase in authorized shares will not, in itself, have any effect on your rights as a stockholder, issuance of additional shares of Series B common stock (other than pursuant to a stock split or dividend) could have a dilutive effect under certain circumstances on the Company's earnings per share and book value per share and on the relative voting power of existing stockholders. The holders of Series B common stock do not have preemptive rights to subscribe for any additional shares of Series B common stock proposed to be authorized.

IF PROPOSAL I IS APPROVED, WHAT WILL THE AUTHORIZED STOCK OF THE COMPANY CONSIST OF?

    If Proposal I is approved, the authorized capital stock of the Company will consist of the following:

    - 215 million shares of common stock, divided into

       - 185 million shares of Series A common stock, and

       - 30 million shares of Series B common stock; and

    - 5 million shares of preferred stock.

    The Series A common stock and Series B common stock are identical, except that:

    - Series A common stock has 1 vote per share and Series B common stock has 10 votes per share; and

    - Shares of Series B common stock are convertible on a share-for-share basis into shares of Series A common stock; shares of Series A common stock are not convertible.

    The preferred stock is issuable in one or more series. Under the Company's restated certificate of incorporation and the Delaware General Corporation Law, the Company's board of directors has the power to designate series of preferred stock and to set the terms and conditions of each series, including the powers, preferences and relative, participating, optional or other rights, if any, of such preferred stock, and any qualifications, limitations or restrictions on such powers, preferences and rights, by adopting a resolution to such effect and filing a certificate of designation with the office of the Secretary of State of the State of Delaware. Because of the broad discretion conferred upon the board of directors to set the terms and conditions of a series, this kind of preferred stock is often referred to as "blank check" preferred.

    The Company currently has two series of preferred stock outstanding, the Series A preferred stock and the Series B preferred stock. Both series were created in connection with the transactions between the Company and Liberty Media Corporation consummated in March 2000. There are 150,000 authorized shares of Series A preferred stock, all of which are outstanding, and 150,000 authorized shares of Series B preferred stock, all of which are outstanding. Each share of Series B preferred stock is convertible into 113.1145 shares of Series B common stock and, prior to any such conversion, entitles the holder to 5,580 votes. The shares of Series A preferred stock are not convertible into common stock and are not generally entitled to voting rights, except as required by law.

    The foregoing is not a complete description of the terms and conditions of the Series A preferred stock and Series B preferred stock of the Company. A more complete statement of such terms and conditions, together with a brief description of the transactions between TSAT and Liberty Media Corporation consummated in March 2000, are set forth in this proxy statement under the heading "Recent Transaction with Liberty Media Corporation; Terms and Conditions of Outstanding Preferred Stock", beginning on page 27.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF SERIES B COMMON STOCK.

     PROPOSAL II--APPROVAL OF AN AMENDMENT TO CHANGE THE COMPANY'S NAME TO
                      LIBERTY SATELLITE & TECHNOLOGY, INC.

    At the annual meeting, you will be asked to approve an amendment to the Company's Restated Certificate of Incorporation, to change the Company's name to Liberty Satellite & Technology, Inc.

WHAT IS THE PURPOSE OF THE PROPOSED NAME CHANGE?

    The purpose of the proposed name change is to reflect the changes in your Company and its business that have occurred over the past several years. The Company's former parent company, Tele-Communications, Inc., was acquired by AT&T Corp. in March 1999 and subsequently changed its name to AT&T Broadband LLC. Accordingly, the reference to "TCI" in the Company's current name has no current context. The proposed new name reflects the Company's relationship with Liberty Media Corporation and the Company's strategic focus on satellite and related technologies.

WILL THE PROPOSED NAME CHANGE HAVE ANY EFFECT ON MY RIGHTS AS A STOCKHOLDER?

    No. The proposed name change will not effect the status of the Company, or your rights as a stockholder, in any significant respect. If your shares are currently represented by a physical certificate, that certificate will continue to represent your ownership of such shares, notwithstanding the change in name.

DOES THE COMPANY INTEND TO CHANGE THE TRADING SYMBOL OF THE COMMON STOCK?

    Yes. The Company's common stock currently trades through the OTC Bulletin Board, under the symbol TSATA for the Series A common stock, and the symbol TSATB for the Series B common stock. Following the annual meeting, the Company intends to apply for inclusion in the National Market tier of The Nasdaq Stock Market, and has reserved the symbols LSATA and LSATB with Nasdaq.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO LIBERTY SATELLITE & TECHNOLOGY, INC.

        PROPOSAL III--APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO DELETE SECTION V.B., "CLASSIFICATION OF
              THE BOARD" AND SECTION V.C., "REMOVAL OF DIRECTORS"
                     AND TO MAKE CERTAIN CONFORMING CHANGES

    At the annual meeting you will be asked to approve an amendment to the Company's Restated Certificate of Incorporation to delete Section V.B., "Classification of the Board" and Section V.C., "Removal of Directors" and to make certain conforming changes.

WHAT IS THE PURPOSE OF THE AMENDMENT?

    Section V.B. of the Company's charter currently provides for the Company's board of directors to be divided into three classes of approximately equal size, with each class elected for a three-year term. Such terms are staggered so that the term of one class of directors is set to expire at each annual meeting of stockholders. Proposal III seeks approval to delete that section of the Company's charter, so that the board will no longer be classified. If
Proposal III is approved, each director will serve until his or her successor is elected and qualified, or until such director's prior resignation or removal, and each board seat will come up for election at each annual meeting of stockholders. Accordingly, directors will be elected for a term of approximately one year, rather than the three year terms currently in effect.

    The proposed amendment would also delete Section V.C., which currently provides that directors may be removed from office only for cause, as defined in such section, upon a 66 2/3% vote of the Company's stockholders. The Company is a Delaware corporation. Delaware law does not permit restrictions on the right of the stockholders to remove directors, except in the case of a classified board. Accordingly, since the proposed amendment would delete the provision for a classified board, it must also delete the provision limiting removal of directors by action of the stockholders. Similarly, since the proposed amendment would delete Sections B and C of Article V, the sections currently identified as Sections D, E and F must be re-lettered, and other references in the certificate of incorporation to such sections, or to the classification of the board as provided therein, must be conformed, if the Proposal is approved.

    The purpose of the proposed amendment to is to give the stockholders of the Company the right to vote on the election of all directors at each annual meeting of the stockholders of the Company. The Company believes that an unclassified board will benefit the stockholders of the Company by simplifying and clarifying the election of directors and that the power of the stockholders to remove directors, with or without cause, should not be limited by the Company's certificate of incorporation.

WILL THE AMENDMENT HAVE ANY EFFECT ON MY RIGHTS AS A STOCKHOLDER?

    As a result of the proposed amendment, each stockholder will have the right to vote for a director to fill each position on the Company's board of directors at each annual meeting of the Company's stockholders. The amendment will not have any other effect on your rights as a stockholder.

IF IT IS APPROVED, WHEN WOULD THE PROPOSED AMENDMENT TAKE EFFECT?

    If Proposal III is approved at the meeting, the Company intends to file the proposed amendment immediately, so that the election of directors at the meeting need not be done by class. Liberty Media Corporation, which holds Series B preferred stock representing approximately 85% of the total voting power of the Company's outstanding capital stock, has advised the Company that it intends to vote in favor of Proposal III, and the Company therefore believes that the Proposal will be adopted at the meeting. Accordingly, the nominees for director named herein have not been divided into separate classes, as would be the case under the Company's current charter. Please see Proposal IV, Election of Directors, below.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO DELETE
SECTION V.B., "CLASSIFICATION OF THE BOARD" AND SECTION V.C., "REMOVAL OF DIRECTORS" AND MAKE CONFORMING CHANGES.

                       PROPOSAL IV--ELECTION OF DIRECTORS

    Except as disclosed in this proxy statement, there are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.

    Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or cause a substitute nominee to be selected. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

    The following tables set forth, with respect to each director nominee, his or her name, date of birth, principal occupation and employment during the past five years, the year in which he or she first became a director of the Company and directorships held in other companies. For additional information regarding the nominees, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," "MEETINGS AND COMMITTEES OF THE BOARDS OF DIRECTORS," "COMPENSATION INFORMATION," "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" and "RECENT TRANSACTION WITH LIBERTY MEDIA CORPORATION; TERMS AND CONDITIONS OF OUTSTANDING PREFERRED STOCK"

    The affirmative vote of a plurality of the votes cast for a director at the meeting is required to elect the seven nominees as directors.

    Subject to the approval of Proposal III, which would eliminate the current classification of the Company's board into three classes, each person elected as a director of the Company will serve until such director's successor is duly elected and qualified, or until such director's earlier resignation or removal, and each seat on the board of directors will be up for election at each annual meeting of stockholders. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

Alan M. Angelich .........................  Mr. Angelich has been the President of Janco Partners,
  Born October 22, 1943                     Inc., an investment banking firm specializing in the
                                            telecommunications industry, since December 1995 when he
                                            co-founded the firm. From October 1993 to December 1995,
                                            Mr. Angelich was a self-employed consultant in the
                                            telecommunications industry. From May 1982 to October
                                            1993, Mr. Angelich served in various executive
                                            capacities with Jones Intercable, Inc., including Vice
                                            Chairman of the company from December 1988 to October
                                            1993. From August 1990 to October 1993, Mr. Angelich was
                                            also the Chief Executive Officer of Jones Capital
                                            Markets, Inc.

Robert R. Bennett ........................  Mr. Bennett has been President, Chief Executive Officer
  Born April 19, 1958                       and a member of the board of directors of Liberty Media
                                            Corporation since April 1997. Mr. Bennett served as
                                            Executive Vice President of Tele-Communications, Inc.
                                            from April 1997 to March 1999. Mr. Bennett served as
                                            Executive Vice President and Chief Financial Officer,
                                            Secretary and Treasurer of Liberty Media Corporation
                                            from June 1995 through March 1997, and as Senior Vice
                                            President from September 1991 to June 1995. Mr. Bennett
                                            also served as acting Chief Financial Officer of Liberty
                                            Digital, Inc. from June 1997 to July 1997. Mr. Bennett
                                            is a director of TV Guide, Inc., Teligent, Inc., and
                                            Chairman of the Board of Liberty Digital, Inc.

William H. Berkman .......................  Mr. Berkman has been the Managing Partner of the
  Born February 26, 1965                    Associated Group, LLC, a venture capital and investment
                                            firm primarily engaged in the telecommunications, media
                                            and internet commerce market segments since January,
                                            2000. From 1994 to January 2000, Mr. Berkman was a
                                            principal at The Associated Group, Inc. and one of the
                                            founders of Teligent, Inc. and served as a member of
                                            Teligent's board of directors from August 1996 to
                                            January 2000. Mr. Berkman currently serves on the Boards
                                            of CMGI, Inc. and Centerpoint Broadband Technologies,
                                            Inc.

John W. Goddard ..........................  Mr. Goddard has served as a director of the Company
  Born May 4, 1941                          since December 1996. Mr. Goddard served as President and
                                            Chief Executive Officer of the cable division of Viacom
                                            International, Inc. from 1980 until the division was
                                            sold in July 1996. Mr. Goddard is also a director of
                                            Diva Systems Corporations, PRIMESTAR, Inc. (now known as
                                            Phoenixstar, Inc.), Bend Cable Communications, Cable
                                            Television Laboratories, Inc., and the Deafness Research
                                            Foundation and is a Trustee of the Walter Kaitz
                                            Foundation.

Gary S. Howard ...........................  Mr. Howard served as Chief Executive Officer of the
  Born February 22, 1951                    Company from December 1996 until April 2000, and has
                                            served as a director of the Company since November 1996.
                                            From February 1995 through August 1997, Mr. Howard also
                                            served as President of the Company. Mr. Howard is
                                            currently the Executive Vice President and Chief
                                            Operating Officer of Liberty Media Corporation.
                                            Mr. Howard served as Executive Vice President of TCI
                                            from December 1997 to March 1999; as Chief Executive
                                            Officer, Chairman of the Board and director of TV Guide,
                                            Inc. from June 1997 to March 1999; and as President and
                                            Chief Executive Officer of TCI Ventures Group, LLC from
                                            December 1997 to March 1999. Mr. Howard served as
                                            President of TV Guide, Inc. from June 1997 to September
                                            1997; and as Senior Vice President of TCI
                                            Communications, Inc. from October 1994 to December 1996.
                                            Mr. Howard is a director of Liberty Media Corporation,
                                            TV Guide, Inc., Liberty Digital, Inc., Teligent, Inc.,
                                            ICG Communications, Inc. and On Command Corp.

J. Curt Hockemeier .......................  Mr. Hockemeier has been President and Chief Operating
  Born May 15, 1948                         Officer of Arbinet Holdings, Inc., a leading online
                                            telecommunications exchange, since April 2000. From June
                                            1999 until April 2000, Mr. Hockemeier served as
                                            Executive Vice President and Chief Operating Officer for
                                            telephone operations for AT&T Broadband and, from July
                                            1998 until June 1999, he served as AT&T Local Network
                                            Services' Vice President. Beginning in 1993,
                                            Mr. Hockemeier served as Senior Vice President of
                                            Affiliate Services for Teleport Communications Group and
                                            held other senior management positions with Teleport,
                                            including Senior Vice President of National Operations,
                                            until AT&T acquired Teleport in July 1998.

Carl E. Vogel ............................  Mr. Vogel has been Chief Executive Officer and President
  Born October 18, 1957                     of the Company since April 2000. Mr. Vogel has also been
                                            Senior Vice President of Liberty Media Corporation since
                                            December 1999. Mr. Vogel served as Executive Vice
                                            President/Chief Operating Officer of Field Operations
                                            for AT&T Broadband from June 1999 until joining Liberty.
                                            He served as Chairman and Chief Executive Officer of
                                            PRIMESTAR, Inc. from June 1998 to June 1999. From
                                            October 1997 to June 1998, Mr. Vogel was Chief
                                            Executive Officer of Star Choice Communications. From
                                            March 1994 to March 1997, he served first as Executive
                                            Vice President and Chief Operating Officer and later as
                                            President of EchoStar Communications Corporation.
                                            Mr. Vogel is a director of On Command Corp., Teligent,
                                            Inc., ICG Communications, Inc. and Canadian Satellite
                                            Communications.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

DOES ANYONE OWN MORE THAN FIVE PERCENT OF THE COMPANY'S STOCK?

    The following table lists persons believed by the Company to be the beneficial owners of more than five percent of the outstanding Company stock as of March 31, 2000. Shares issuable upon exercise of options and upon vesting of restricted shares are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to beneficially own such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person. Voting power in the table is computed with respect to a general election of directors. So far as is known to the Company, the persons indicated below have sole voting and investment power with respect to the shares indicated as believed to be owned by them except as otherwise stated in the notes to the table.

                                                                                                    COMBINED
                                                                                                     VOTING
                                                                 NUMBER OF SHARES    PERCENT OF   POWER OF ALL
NAME AND ADDRESS OF BENEFICIAL OWNER       TITLE OF CLASS       BENEFICIALLY OWNED    CLASS(1)    HOLDINGS(1)
------------------------------------  ------------------------  ------------------   ----------   ------------
Liberty Media Corporation.........                                                                    85.7%
  9197 S. Peoria Street               Series A preferred stock         150,000          100.0%
  Englewood, Colorado                 Series B preferred stock         150,000          100.0%
                                      Series A common stock          1,790,499            2.8%
                                      Series B common stock                 --             --

John C. Malone,...................                                                                     3.6%
  Chairman of the Board               Series A preferred stock              --             --
  9197 S. Peoria Street               Series B preferred stock              --             --
  Englewood, Colorado                 Series A common stock            909,845(2)         1.4%
                                      Series B common stock          3,439,958(3)        44.3%

Kim Magness.......................                                                                     3.9%
  (individually as a member of        Series A preferred stock              --             --
    Magness Security LLC)             Series B preferred stock              --             --
  4000 E. Belleview                   Series A common stock            383,806(4)           *
  Greenwood Village, Colorado         Series B common stock          3,745,206           48.3%

Gary Magness......................                                                                     3.2%
  (as co-representative of the        Series A preferred stock              --             --
    estate of Bob Magness)            Series B preferred stock              --             --
  29 Sunset Drive                     Series A common stock            243,373              *
  Englewood, Colorado                 Series B common stock          3,120,770           40.2%

Tudor Investment Corporation......                                                                       *
  600 Steamboat Road                  Series A preferred stock              --             --
  Greenwich, CT 06830                 Series B preferred stock              --             --
                                      Series A common stock          4,390,255(5)         6.9%
                                      Series B common stock                 --             --

Paul Tudor Jones, II..............                                                                       *
  c/o Tudor Investment Corporation    Series A preferred stock              --             --
  600 Steamboat Road                  Series B preferred stock              --             --
  Greenwich, CT 06830                 Series A common stock          4,638,500(6)         7.3%
                                      Series B common stock                 --             --

------------------------

*   Less than one percent.

(1) Based on 150,000 shares of Series A preferred stock, 150,000 shares of Series B preferred stock, 63,720,531 shares of Series A common stock and 7,756,639 shares of Series B common stock outstanding as of March 31, 2000.

(2) Assumes the exercise in full of Company stock options, whether or not then exercisable or in-the-money, in respect of the following: (i) stock options granted in tandem with SARs in November of 1992 to acquire 100,000 shares of Series A common stock, all of which options are currently exercisable; and
    (ii) stock options granted in tandem with SARs in December of 1995 to acquire 100,000 shares of Series A common stock, of which options to purchase 80,000 shares are currently exercisable. Also assumes the exercise in full of options to purchase 50,000 shares of Series A common stock granted pursuant to the Company's Nonemployee Director Stock Option Plan effective February 3, 1997, all of which options are vested.

(3) Includes 117,300 shares of Series B common stock held by Dr. Malone's wife, Mrs. Leslie Malone, but Dr. Malone disclaims any beneficial ownership of such shares.

(4) Includes 210,533 shares of Series A common stock and 634,621 shares of Series B common stock held by Magness Securities LLC. Mr. Magness is deemed to have beneficial ownership over such shares as a member of Magness Securities LLC. Also assumes the exercise in full of stock options granted in November of 1994 to acquire 5,000 shares of Series A common stock, all of which options are currently exercisable.

(5) The number of shares in the table is based upon information provided by Tudor Investment Corporation. Said company has shared voting power over 4,390,255 shares and shared dispositive power over 4,390,255 shares of Series A common stock.

(6) The number of shares in the table is based upon information provided by Paul Tudor Jones, II. Said individual has shared voting power over 4,638,500 shares and shared dispositive power over 4,638,500 shares of Series A common stock.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

    The following table lists the number of shares of Company stock believed to be owned beneficially by each director, the Chief Executive Officer and the named executive officers of the Company in all capacities to the Company and its subsidiaries individually, and all directors and executive officers as a group as of March 31, 2000, according to data furnished by the persons indicated. Shares issuable upon exercise of options and upon vesting of restricted shares are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to beneficially own such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other persons. Voting power in the table is computed with respect to a general election of directors. So far as is known to the Company, the persons indicated below have sole voting and investment power with respect to the shares indicated as believed to be owned by them.

                                               NUMBER OF SHARES
                                              BENEFICIALLY OWNED                  PERCENT OF CLASS(1)
                                       --------------------------------      -----------------------------
                                         SERIES A           SERIES B           SERIES A        SERIES B       VOTING
NAME                                   COMMON STOCK       COMMON STOCK       COMMON STOCK    COMMON STOCK    POWER(1)
----                                   -------------      -------------      -------------   -------------   --------
Directors:
  John C. Malone.....................      909,845(2)       3,439,958(3)          1.4%           44.3%         3.6%
  Gary S. Howard.....................      412,618(4)              --               *              --            *
  David P. Beddow....................      414,300(5)              --               *              --            *
  William E. Johnson.................       50,200(6)              10               *               *            *
  John W. Goddard....................       51,408(6)(7)        1,425(7)            *               *            *
  Leo J. Hindery, Jr.................       50,000(6)              --               *              --            *

Director Nominees:
  Alan M. Angelich...................       50,000(8)              --               *              --            *
  Robert R. Bennett..................        5,089(9)              --               *              --            *
  William H. Berkman.................           --                 --              --              --           --
  J. Curt Hockemeier.................           --                 --              --              --           --
  Carl E. Vogel......................        5,000                 --               *              --            *

Other named executive officers:
  Christopher Sophinos...............      575,000(10)             --               *              --            *
  Kenneth G. Carroll.................      577,170(11)             --               *              --            *
  William D. Myers(13)...............      151,974(12)             --               *              --            *

All directors and executive officers
  as a group (15 persons)............    3,498,463          3,441,393             5.3%           44.4%         3.9%

------------------------------

 (1) Based on 150,000 shares of Series A preferred stock, 150,000 shares of Series B preferred stock, 63,720,531 shares of Series A common stock and 7,756,639 shares of Series B common stock outstanding as of March 31, 2000.

 (2) Assumes the exercise in full of Company stock options, whether or not then exercisable or in-the-money, in respect of the following: (1) stock options granted in tandem with SARs in November of 1992 to acquire 100,000 shares of Series A common stock, all of which options are currently exercisable; and (ii) stock options granted in tandem with SARs in December of 1995 to acquire 100,000 shares of Series A common stock, of which options to purchase 80,000 shares are currently exercisable. Also assumes the exercise in full of options to purchase 50,000 shares of Series A common stock granted pursuant to the Company's Nonemployee Director Stock Option Plan effective February 3, 1997, all of which are exercisable.

 (3) Includes 117,300 shares of Series B common stock held by Dr. Malone's wife, Mrs. Leslie Malone, but Dr. Malone disclaims any beneficial ownership of such shares.

 (4) Assumes the exercise in full of Company stock options, whether or not then exercisable or in-the-money, in respect of the following: (i) stock options granted in tandem with SARs in November of 1992 to acquire 2,500 shares of Series A common stock, all of which options are currently exercisable;
     (ii) stock options in tandem with SARs granted in October of 1993 to acquire 2,500 shares of Series A common stock, all of which options are currently exercisable; (iii) stock options in tandem with SARs granted in November of 1994 to acquire 2,500 shares of Series A common stock, all of which options to are currently exercisable; (iv) stock options granted in tandem with SARs in December of 1995 to purchase 7,500 shares of Series A common stock, of which options to acquire 6,000 shares are currently exercisable; and (v) stock options granted in

     December of 1996 to purchase 332,038 shares of Series A common stock, 265,630 of which are currently exercisable. Also includes 1,022 shares of Series A common stock held by trusts in which Mr. Howard is beneficial owner as trustee for his children.

 (5) Assumes the exercise in full of Company stock options, whether or not then exercisable or in-the-money, in respect of the following: (i) stock options granted in tandem with SARs in October of 1993 to acquire 750 shares of Series A common stock, all of which options are currently exercisable;
     (ii) stock options granted in tandem with SARs in November of 1994 to acquire 5,000 shares of Series A common stock, all of which are currently exercisable; (iii) stock options granted in tandem with SARs in December of 1995 to purchase 25,000 shares of Series A common stock, of which options to purchase 20,000 shares are currently exercisable; and
     (iv) stock options granted in December of 1996 to purchase 332,038 shares of Series A common stock, 265,630 of which are currently exercisable. Additionally assumes the vesting in full of 1,500 restricted shares of Series A common stock, 750 of which are currently vested. Also assumes the exercise in full of options to purchase 50,000 shares of Series A common stock granted pursuant to the Company's Nonemployee Director Stock Option Plan effective February 3, 1997, all of which are exercisable.

 (6) Assumes the exercise in full of options to purchase 50,000 shares of Series A common stock granted pursuant to the Company's Nonemployee Director Stock Option Plan, all of which are exercisable.

 (7) Includes 478 shares of Series A common stock held by Mr. Goddard's wife, of which Mr. Goddard is beneficial owner, and 129 shares of Series B common stock held by a trust in which Mr. Goddard is beneficial owner as trustee.

 (8) Includes 50,000 shares of Series A Common Stock over which Mr. Angelich has shared voting and dispositive power.

 (9) Assumes the exercise in full of stock options granted in tandem with SARs in November 1994 to purchase 5,000 shares of Series A common stock, all of which are exercisable.

 (10) Assumes the exercise in full, whether or not then exercisable or in-the-money, of (i) stock options granted in tandem with SARs in February of 1997 to purchase 100,000 shares of Series A common stock, all of which are currently exercisable; and (ii) stock options granted in December of 1999 to purchase 425,000 shares of Series A common stock, none of which are currently exercisable.

 (11) Assumes the exercise in full of Company stock options, whether or not then exercisable or in-the-money, in respect of the following: (1) stock options granted in tandem with SARs in November of 1994 to acquire 400 shares of Series A common stock, all of which options are currently exercisable; (ii) stock options granted in tandem with SARs in December of 1995 to purchase 1,750 shares of Series A common stock, of which options to purchase 1,400 shares of Series A common stock are currently exercisable; (iii) stock options granted in tandem with SARs in February of 1997 to purchase 100,000 shares of Series A common stock, all of which are currently exercisable; and (iv) stock options granted in December of 1999 to purchase 425,000 shares of Series A common stock, none of which are currently exercisable.

 (12) Assumes the exercise in full of all Company stock options, whether or not then exercisable or in-the-money, in respect of the following: (i) stock options granted in tandem with SARs in November of 1994 to acquire 900 shares of Series A common stock, all of which options are currently exercisable; (ii) stock options granted in tandem with SARs in December of 1995 to purchase 1,000 shares of Series A common stock, all of which options are currently exercisable; and (iii) stock options granted in tandem with SARs in February of 1997 to purchase 100,000 shares of Series A common stock, all of which are currently exercisable and which expire on June 4, 2000 if not exercised.

 (13) Mr. Myers terminated employment with the Company effective August 13,
      1999.

WHO ARE THE EXECUTIVE OFFICERS?

Carl E. Vogel ............................  (See "Proposal IV--Election of Directors" above.)
  Born October 18, 1957

Kenneth G. Carroll .......................  Mr. Carroll has served as Senior Vice President and
  Born April 21, 1955                       Chief Financial Officer of the Company since February
                                            1995 and as Treasurer since August 1999. He has also
                                            served as Senior Vice President and Chief Financial
                                            Officer of PRIMESTAR, Inc. (now known as Phoenixstar,
                                            Inc.) since April 1998. From December 1994 to May 1997,
                                            Mr. Carroll served as Vice President of TCI K-1, Inc.
                                            and as Vice President of United Artists K-1 Investments,
                                            Inc. From April 1994 through January 1995, Mr. Carroll
                                            served as Vice President of Business Operations and
                                            Chief Financial Officer of Netlink USA, a subsidiary of
                                            TCI.

Christopher Sophinos .....................  Mr. Sophinos has served as Senior Vice President of the
  Born January 26, 1952                     Company since April 2000 and was previously President
                                            from September 1997. From February 1996 to September
                                            1997, Mr. Sophinos was Senior Vice President of the
                                            Company. Mr. Sophinos also served as Senior Vice
                                            President of PRIMESTAR, Inc. (now known as Phoenixstar,
                                            Inc.) from April 1998 until August 1999. Mr. Sophinos
                                            served as the President of Boats Unlimited from November
                                            1993 to September 1998.

Pamela J. Strauss ........................  Ms. Strauss has served as General Counsel of the Company
  Born September 5, 1960                    since February 2000 and as Secretary since April 2000
                                            and was previously Corporate Counsel from April 1994 and
                                            Assistant Secretary from December 1996. Ms. Strauss has
                                            also served as Associate General Counsel for PRIMESTAR,
                                            Inc. (now known as Phoenixstar, Inc.) since April 1998,
                                            Secretary since July 1999 and Assistant Secretary from
                                            August 1997 to June 1999.

               MEETINGS AND COMMITTEES OF THE BOARDS OF DIRECTORS

HOW OFTEN DID THE BOARD OF DIRECTORS MEET DURING 1999?

    For the year ended December 31, 1999, the Company's board of directors met four times. During 1999, no incumbent director of the Company attended, either in person or telephonically, fewer than 75% of the aggregate of the total number of board of directors meetings and the total number of meetings held by the committees of the board of directors on which they served.

ARE THERE ANY BOARD COMMITTEES?

    The Company's board of directors has a standing Audit Committee and Compensation Committee. The purpose of the Audit Committee is to review the scope and approach of the annual audit, the annual financial statements and the auditors' report thereon and the auditors' comments relative to the adequacy of the Company's system of internal controls and accounting systems. The Audit Committee is also responsible for recommending to the board of directors the appointment of independent public accountants for the following year. The Audit Committee did not meet in 1999. The members of the Audit Committee are directors John Goddard and William Johnson.

    The purpose of the Compensation Committee is to review management compensation levels and provide recommendations to the board of directors regarding salaries and other compensation for the Company's executive officers, including bonuses and incentive programs. The Compensation Committee met one time in 1999. The members of the Compensation Committee are directors John Goddard and William Johnson.

HOW ARE BOARD MEMBERS NOMINATED?

    Stockholders may nominate directors to be elected to the board of directors at any annual meeting of stockholders or any special meeting of stockholders called for the purpose of electing directors. In order to make such a nomination, the stockholder must (i) be a record holder of shares on the date notice is given as provided for in the Company's bylaws and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) be entitled to vote for the election of such director(s) and (iii) comply with the notice procedures set forth in the Company's bylaws.

IS THERE A DUE DATE FOR STOCKHOLDER NOMINATIONS?

    Notice of a stockholder's nomination(s) must be delivered to or mailed and received by the Company's Secretary at its principal executive offices: not later than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days from such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. The stockholder's notice shall be signed by the stockholder of record who intends to introduce the other business, shall indicate the date of signature of the stockholder and shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (B) the series and number of shares of the Company which are of record and owned beneficially by such stockholder and such beneficial owner and (C) a representation that such stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice.

                            COMPENSATION INFORMATION

HOW ARE DIRECTORS COMPENSATED?

    Members of the Company's board of directors who are also full-time employees of the Company or Liberty Media Corporation, or any of their respective subsidiaries, or any other member of the Liberty Media Group (a "tracking group" of AT&T Corp., of which Liberty Media Corporation and its subsidiaries are the principal components), do not receive any additional compensation for their services as directors. Directors who are not full-time employees of the Company or Liberty Media, any of their respective subsidiaries, or another member of the Liberty Media Group, receive a retainer of $30,000 per year. All members of the Company's board of directors are also reimbursed for expenses incurred to attend any meeting of the board or any committee thereof. In addition, on March 6, 1998, the stockholders of the Company approved the TCI Satellite
Entertainment, Inc. 1997 Nonemployee Director Stock Option Plan. Pursuant to the Nonemployee Director Stock Option Plan, each of the persons who were directors of the Company, but not employees of the Company or any of the Company's affiliates as of February 3, 1997 has been granted options to purchase 50,000 shares of Series A common stock, and each person who becomes such a non-employee director after February 3, 1997 will be automatically granted options to purchase 50,000 shares of Series A common stock upon such person's becoming a director. The Nonemployee Director Stock Option Plan provides that the per share exercise price of each option granted under the plan will be equal to the fair market value of the Series A common stock on the date such option is granted. In general, fair market value is determined by reference to the last sale price for shares of Series A common stock on the date of grant.

SUMMARY COMPENSATION TABLE

    The following table is a summary of all forms of compensation paid by the Company to the officers named therein for services rendered in all capacities to the Company for the fiscal years ended December 31, 1999, 1998, and 1997 (total of four persons).

                                                    ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                                       ---------------------------------------------   -----------------------------------------
                                                                        OTHER ANNUAL   RESTRICTED     SECURITIES     ALL OTHER
NAME AND PRINCIPAL POSITION                                             COMPENSATION     STOCK        UNDERLYING    COMPENSATION
WITH THE COMPANY                         YEAR      SALARY     BONUS         (5)          AWARD       OPTIONS/SARS       (9)
---------------------------            --------   --------   --------   ------------   ----------    ------------   ------------
Gary S. Howard(1)....................    1999     $     --   $     --      $   --             --            --        $    --
  (Chief Executive Officer)              1998           --         --          --             --            --             --
                                         1997      215,519    120,600       2,976      1,000,000(6)         --         17,158

Christopher Sophinos(2)..............    1999       51,923(4)       --         --             --       425,000(7)          --
  (President)                            1998       51,626     35,500          --             --            --          4,667
                                         1997      174,538     70,000          --        400,000(6)    100,000(8)      10,240

Kenneth G. Carroll(2)................    1999           --         --          --             --       425,000(7)          --
  (Senior Vice President                 1998       51,827     35,500          --             --            --          4,590
  and Chief Financial Officer)           1997      174,538     78,846       2,182        400,000(6)    100,000(8)       9,934

William D. Meyers(2)(3)..............    1999           --         --          --             --            --             --
  (Vice President and                    1998       41,731     26,000          --             --            --          2,617
  Treasurer)                             1997      139,827     35,000       2,352        400,000(6)    100,000(8)       9,711

------------------------------

(1) Effective June 1, 1997 and through December 31, 1997, the Company and United Video Satellite Group, Inc. ("UVSG") agreed that 75% of Mr. Howard's annual salary was to be charged to UVSG, of which Mr. Howard was a director and Chief Executive Officer. The 1997 amount represents Mr. Howard's 1997 annual salary less the amount charged to UVSG ($215,481). Subsequent to December 31, 1997, none of Mr. Howard's annual salary has been charged to the Company.

(2) In connection with a restructuring, effective April 1, 1998, Messrs. Sophinos, Carroll and Myers became officers of Phoenixstar, Inc.; and from that date forward, all of such officers' compensation for 1998 was paid by Phoenixstar. Accordingly, the 1998 compensation information included in the table represents three months of employment.

(3) Mr. Myers terminated employment with the Company effective August 13, 1999.

(4) Mr. Sophinos' employment with Phoenixstar terminated on August 31, 1999. Mr. Sophinos began receiving compensation from the Company on September 1, 1999. Accordingly, the 1999 compensation information included in the table represents four months of employment.

(5) Consists of amounts reimbursed during the year for the payment of taxes.

(6) Pursuant to the TCI Satellite Entertainment, Inc. 1996 Stock Incentive Plan (the "Stock Incentive Plan"), Mr. Howard was granted 125,000 restricted shares of Series A common stock and Messrs. Sophinos, Carroll and Myers were each granted 50,000 restricted shares which vested as to 50% on each of January 1, 2001 and January 1, 2002. On November 10, 1997, the Company's board and the Compensation Committee of the Company's board approved modifications to the terms of such awards, accelerating the vesting provisions to provide for vesting of 50% on February 3, 1999 and as to the remaining 50% on February 3, 2000. The value of Mr. Howard's unvested restricted shares at the end of 1999 was $1,000,000, and the value of each of Messrs. Sophinos' and Carroll's unvested restricted shares at the end of 1999 was $400,000. Mr. Myers' restricted shares were fully vested at December 31, 1999. The Company has not paid cash dividends on the Series A Common Stock and does not anticipate paying cash dividends on the Series A common stock at any time in the foreseeable future.

(7) Pursuant to the Stock Incentive Plan, Messrs. Sophinos and Carroll were each granted options to purchase 200,000 shares of Series A common stock at a purchase price of $7.125 and 225,000 shares of Series A Common stock at a purchase price of $8.84.

(8) Pursuant to the Stock Incentive Plan, Messrs. Sophinos, Carroll and Myers were each granted options with tandem SARs to purchase 100,000 shares of Series A common stock at a purchase price of $8.00. As originally granted each such grant of options vests evenly over five years with such vesting period beginning January 1, 1997, first became exercisable on January 1, 1998 and expires on December 31, 2006. On November 10, 1997, the Company's board and the compensation committee of the Company's board approved modifications to the vesting of all options issued pursuant to the TSAT 1996 Plan, accelerating the vesting schedules under such options from five to three years, commencing February 1998.

(9) Includes Company contributions to the TSAT Employee Stock Purchase Plan (the "TSAT ESPP") from January 1, 1997 through March 31, 1998. All named executives were fully vested in such plans. Directors who are not employees of the Company are ineligible to participate in the TSAT ESPP. In connection with a restructuring and effective June 30, 1998, the

    TSAT ESPP was merged into the Phoenixstar, Inc. 401(k) Savings Plan. Also includes insurance premiums paid by the Company in 1998 for the benefit of Messrs. Sophinos, Carroll and Myers in the amount of $245, $148 and $113, respectively, and in 1997 for the benefit of Messrs. Howard, Sophinos, Carroll and Myers in the amount of $2,158, $740, $434 and $211, respectively.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table discloses information regarding stock options granted during the year ended December 31, 1999 to each of the named executive officers of the Company in respect of shares of Series A common stock under the Stock Incentive Plan.

                                     NUMBER OF     % OF TOTAL
                                     SECURITIES    GRANTED TO    EXERCISE     MARKET
                                     UNDERLYING   OFFICERS AND   OR BASE     PRICE ON                       GRANT DATE
                                      OPTIONS      EMPLOYEES      PRICE     GRANT DATE                       PRESENT
NAME                                 GRANTED(1)     IN 1999       ($/SH)    ($/SH)(2)    EXPIRATION DATE     VALUE(3)
----                                 ----------   ------------   --------   ----------   ----------------   ----------
Gary S. Howard.....................        --           --            --          --            --                  --
Christopher Sophinos...............   200,000        16.80%       $7.125      $7.125     December 1, 2009   $1,218,600
                                      225,000        18.90%       $8.840      $7.125     December 1, 2009   $1,342,800
Kenneth G. Carroll.................   200,000        16.80%       $7.125      $7.125     December 1, 2009   $1,218,600
                                      225,000        18.90%       $8.840      $7.125     December 1, 2009   $1,342,800
William D. Meyers(4)...............        --           --            --          --            --                  --

------------------------------

(1) Effective December 1, 1999 certain key employees and officers of the Company were granted, pursuant to the TSAT 1996 Plan, an aggregate of 628,000 options to acquire shares of Class A Common stock at a per share exercise price of $7.125 and 562,500 options to acquire shares of Class A common stock at a per share exercise price of $8.84 (the "1999 Grant"). Each such grant of options vests over a five-year period beginning on the date of grant, first becomes exercisable as to 25% on the second anniversary of the date of grant and becomes exercisable as to an additional 25% on each of the third, fourth, and fifth anniversaries of the date of grant, and expires on December 1, 2009.

(2) Represents the closing market price per share of TSAT Series A common stock on December 1, 1999, the date of grant.

(3) The value shown is based on the Black-Scholes model and is stated in current annualized dollars on a present value basis. The key assumptions used in the model for purposes of this calculation include the following: (a) a 5% discount rate; (b) a 84% volatility factor; (c) the 10-year option term;
    (d) the closing price of TSAT Series A common stock on December 1, 1999; and
    (e) a per share exercise price of $7.125 or $8.84 accordingly. The actual value an executive may realize will depend upon the extent to which the stock price exceeds the exercise price on the date the option is exercised. Accordingly, the value, if any, realized by an executive will not necessarily be the value determined by the model.

(4) Mr. Myers terminated employment with the Company effective August 13, 1999.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table provides, for the executives named in the Summary Compensation Table, information on (i) the exercise during the year ended December 31, 1999, of options with respect to shares of Series A common stock,
(ii) the number of shares of Series A common stock represented by unexercised options owned by them at December 31, 1999, and (iii) the value of those options as of the same date.

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED           IN-THE-MONEY
                                      SHARES                      OPTIONS/SARS AT             OPTIONS/SARS AT
                                     ACQUIRED      VALUE         DECEMBER 31, 1999           DECEMBER 31, 1999
NAME                                ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                -----------   --------   -------------------------   -------------------------
Gary S. Howard
  Exercisable
    Series A......................       --         $ --                212,723                 $1,422,450
  Unexercisable
    Series A......................       --           --                134,315                    948,300

Christopher Sophinos
  Exercisable
    Series A......................       --           --                 66,667                    533,336
  Unexercisable
    Series A......................       --           --                458,333                  3,652,664

Kenneth G. Carroll
  Exercisable
    Series A......................       --           --                 68,467                    533,336
  Unexercisable
    Series A......................       --           --                458,683                  3,652,664

William D. Myers(1)
  Exercisable
    Series A......................       --           --                101,900                    800,000
  Unexercisable
    Series A......................       --           --                     --                         --

------------------------

(1) Mr. Myers terminated employment with the Company effective August 13, 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is composed entirely of non-employee directors and is responsible for developing and making recommendations to the board of directors with respect to the Company's executive compensation policies and practices. In addition, the Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other Executive Officers.

COMPENSATION PHILOSOPHY

    The philosophy of the Company's compensation program is, generally, to provide a performance-based executive compensation program that rewards executives whose efforts enable the Company to achieve its business objectives and enhance stockholder value. Specifically, the Company's executive compensation program has been designed to provide an overall level of compensation opportunity that is competitive within the telecommunications industry. The Compensation Committee uses its discretion to set individual executive compensation levels warranted in its judgment by market practice, Company performance and individual performance thereby enabling the Company to attract, motivate, reward and retain individuals who possess the skills, experience and talents necessary to advance the Company's growth and financial performance.

    The compensation of the Company's executive officers, including the Executive Officers, is comprised of three elements: base salary, annual cash bonus and stock options.

    BASE SALARY. Base salary is the primary mechanism used to compensate executives for their management responsibilities. Base salaries are determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, the contribution of the individual to the Company's achievements during the prior year and the competitive marketplace for executive talent. The Chief Executive Officer recommends annual salary adjustments for executive officers after consideration of these factors. The Chief Executive Officer's recommendations are considered by the Compensation Committee in determining executive officers' annual salary levels.

    ANNUAL BONUS. The annual bonuses paid to the Company's executive officers are dependent upon individual and overall company performance. At the beginning of the year, the Compensation Committee approves specific performance measures and goals based upon the business plan for that year. At the conclusion of the year, the Compensation Committee compares actual achievements against these goals. There were no annual bonuses awarded for the year ending December 31, 1999.

    STOCK OPTIONS. Stock options provide an incentive for retention of executive talent and the creation of stockholder value in the long-term since their full benefits cannot be realized unless the price of the Company's stock appreciates over a specified number of years and the executive continues to perform services for the Company. The Compensation Committee believes that stock options serve as an important component of compensation by closely aligning management's interests and actions with those of the Company's stockholders.

COMPENSATION OF THE EXECUTIVE OFFICERS

    The Compensation Committee has reviewed the compensation of the Company's Executive Officers and has concluded that their 1999 compensation was reasonable in view of the Company's performance and the contribution of those officers to that performance.

162(m) OF THE INTERNAL REVENUE CODE

    In adopting and administering executive compensation plans and arrangements, the Compensation Committee will consider whether the deductibility of such compensation will be limited under section 162(m) of the Internal Revenue Code, as amended, and, in appropriate cases, may serve to structure arrangements so that any such limitation will not apply.

                                          Submitted by the Compensation
                                          Committee,

                                          John W. Goddard
                                          William E. Johnson

STOCK PERFORMANCE GRAPH

    The following chart compares the yearly percentage change in the cumulative stockholder return on the Company's common stock during the three years ended December 31, 1999 with the cumulative total return on the NASDAQ index. The comparison assumes $100 was invested on January 1, 1997, in the Company's common stock and in the NASDAQ index and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       TSATA    TSATB   NASDAQ
1996  $100.00  $100.00  $100.00
1997   $69.62   $70.00  $121.64
1998   $14.56   $18.13  $169.84
1999  $162.03  $175.00  $315.20

                                                  1996       1997       1998       1999
                                                --------   --------   --------   --------
TSATA.........................................    100        69.62      14.56     162.03
TSATB.........................................    100        70.00      18.13     175.00
NASDAQ........................................    100       121.64     169.84     315.20

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EXECUTIVE OFFICER LOANS

    Messrs. Carroll and Sophinos received loans in the principal amounts of $136,071.03 and $134,998.92 respectively to be used solely for the purpose of satisfying tax liabilities related to the lapse of restrictions on shares of common stock awarded under the TCI Satellite Entertainment 1996 Stock Incentive Plan. The loans bear interest, payment of which may be deferred by the borrowers until maturity, at an annual rate of 6.42%. Each of the loans provides for principal and interest to be payable upon the occurrence of certain events and in no event later than December 1, 2001. The loans are secured in each case by 25,000 shares of the Company's common stock and are otherwise nonrecourse to the borrowers.

SERVICES RECEIVED FROM LIBERTY MEDIA

    Since April, 2000, the Company has received payroll processing services, benefits for its employees, and insurance coverage through Liberty Media Corporation. There is no written agreement between the companies related to these services, however, the Company reimburses Liberty Media Corporation for the associated costs.

    Please also see the discussion below under the heading "Recent Transaction with Liberty Media Corporation; Terms and Conditions of Outstanding Preferred Stock", beginning on page 27.

    Messrs. Bennett, Howard and Vogel are officers, and Messrs. Bennett and Howard are directors, of Liberty Media Corporation. Dr. Malone is also an officer and director of Liberty Media Corporation.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities, to file with the SEC and The Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of the Company's Series A common stock and other equity securities of the Company by the tenth of the month following a change. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required during the year ended December 31, 1999, the Company believes that all filing requirements were met during the year ending
December 31, 1999.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES TO BE ELECTED BY HOLDERS OF COMMON STOCK AND SERIES B PREFERRED STOCK AS DIRECTORS OF THE COMPANY.

     PROPOSAL V--APPROVAL OF AN AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

    At the annual meeting, you will be asked to approve an amendment to the TCI Satellite Entertainment, Inc. 1996 Stock Incentive Plan to increase the number of shares of Series A common stock reserved for issuance under the plan from 3,200,000 shares to 5,200,000 shares. The board of directors has adopted the amendment, subject to stockholder approval.

    If this Proposal V is approved, the first sentence of Section 4.1 of the TCI Satellite Entertainment, Inc. 1996 Stock Incentive Plan would be amended to read as follows:

    "Subject to the provisions of this Article IV, the maximum number of shares of Series A Stock with respect to which Awards may be granted during the term of the Plan shall be 5,200,000."

WHAT ARE THE PURPOSES OF THE 1996 STOCK INCENTIVE PLAN AND WHY IS IT BEING AMENDED?

    The Company believes that long term equity compensation in the form of stock options is critical in order to attract qualified personnel to the Company and to retain and provide incentive to current personnel, particularly in light of the increasingly competitive environment for talented personnel. As of March 31, 2000, options to purchase 2,426,576 shares were outstanding under the 1996 Stock Incentive Plan, 5,000 shares had been issued pursuant to the exercise of options granted under such plan, 325,000 restricted shares had been granted under the plan and 443,424 shares remained available for future grants. The board of directors believes that the number of shares currently available under the 1996 Stock Incentive Plan will be insufficient in light of the anticipated continued growth in the Company's operations. For this reason, the board of directors has determined that it is in the best interests of the

Company to increase the number of shares available for issuance under the 1996 Stock Incentive Plan by 2,000,000 shares.

WHAT ARE THE MAIN FEATURES OF THE 1996 STOCK INCENTIVE PLAN?

    The following description of the main features of the 1996 Stock Incentive Plan is qualified in its entirety by reference to the full text of the 1996 Stock Incentive Plan, which was filed as Exhibit 10.4 to the Company's Registration Statement on Form 10, as amended by Form 10/A (Amendments No. 1, 2 and 3).

    As of March 31, 2000, there were 2,870,000 shares of Series A common stock reserved for issuance under the 1996 Stock Incentive Plan. The 1996 Stock Incentive Plan provides that no participant may be granted options covering more than 1,000,000 shares of Series A common stock in the calendar year ending December 31, 1996, or options covering more than 500,000 shares of Series A common stock in any one subsequent calendar year.

    The 1996 Stock Incentive Plan provides that the board of directors may amend, suspend or terminate the 1996 Stock Incentive Plan at any time; provided, however, that no amendment that requires stockholder approval under applicable law in order for the 1996 Stock Incentive Plan to comply with Section 162(m) of the Internal Revenue Code of 1986, or that otherwise requires stockholder approval, will be effective unless the same is approved by the requisite vote of the Company's stockholders.

    The 1996 Stock Incentive Plan provides that it will be administered by the Compensation Committee of the board of directors, unless a different committee is approved by the Board. The Committee shall be comprised of not less than two persons. Each member of the Committee shall be a member of the board of directors of the Company who (i) is not a current employee of the Company, and
(ii) is not otherwise disqualified from being (A) a "non-employee director" with respect to the Company for purposes of Rule 16b-3 under the Exchange Act (or any successor rule), or (B) an "outside director" with respect to the Company for purposes of Section 162(m) of the Internal Revenue Code (or any successor statute) and the rules and regulations of the Treasury Department promulgated thereunder. The Company's current Compensation Committee members are Directors John Goddard and William Johnson.

    The 1996 Stock Incentive Plan provides for the granting of options intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code and options that do not qualify as incentive stock options. Stock appreciation rights may be granted under the 1996 Stock Incentive Plan, either independently of an option or in tandem with an option. The 1996 Stock Incentive Plan also provides for the grant of restricted stock awards, which may be subject to such restrictions as the Compensation Committee may deem appropriate. The 1996 Stock Incentive Plan also provides for the grant of stock units, which may be in the form of Series A common stock or units, the value of which is based, in whole or in part, on the fair market value of the stock. The awards of stock units are subject to the provisions of the 1996 Stock Incentive Plan and such terms, restrictions, conditions, vesting requirements and payment rules as the Compensation Committee may determine in its sole discretion. The 1996 Stock Incentive Plan also provides for grants of performance awards in the form of cash, property or securities of the Company. Performance awards are to be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Compensation Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service for which the performance goal relates, and (ii) the passage of 25% of the period of service and in any event while the outcome is substantially uncertain.

    Employees, non-employee consultants and advisors to the Company and its subsidiaries are eligible for participation in the 1996 Stock Incentive Plan.

    Upon the exercise of any stock option under the 1996 plan, the purchase price must be fully paid. Such purchase price may be paid (i) in cash; (ii) by check; (iii) by promissory note; (iv) with whole shares of Series A common stock or Series B common stock already owned by the party exercising the option;
(v) by the withholding of shares of Series A common stock issuable upon exercise of the option; (vi) by the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price;
(vii) by any combination of the foregoing methods of payment; or (viii) by other methods of payment permitted under Delaware General Corporation Law. Methods of payment other than cash are subject to such conditions as the Compensation Committee deems appropriate. The 1996 Stock Incentive Plan provides that the Company has the right to require a participant to satisfy the tax withholding requirements arising with respect to awards granted thereunder. Such obligation may be satisfied by a cash payment, by authorizing the Company to withhold from the shares of Series A common stock or cash otherwise payable a number of shares or cash, as applicable, equal to such obligation, or delivery of Series A common stock equal in market value to such obligation.

    In the event of any "Approved Transaction," "Board Change" or "Control Purchase" (as defined in the 1996 Stock Incentive Plan), all options under the 1996 Stock Incentive Plan will become immediately exercisable in full and terminate and all restrictions with respect to restricted stock awards will lapse unless the Compensation Committee exercises its discretion to determine that outstanding options will not vest and terminate and restrictions on restricted stock awards will not lapse.

WHAT IS THE VALUE OF THE BENEFITS THAT DIRECTORS, EXECUTIVE OFFICERS AND EMPLOYEES CAN OBTAIN UNDER THE 1996 STOCK INCENTIVE PLAN?

    The Company cannot currently determine the number of shares of stock subject to options, stock appreciation rights or restricted share grants, or the value of cash awards, that may be granted in the future to officers, employees, consultants and directors under the 1996 Stock Incentive Plan, as such grants are made annually by the Compensation Committee after reviewing the recommendations of management. As of March 31, 2000, there were 2,870,000 shares of Series A common stock reserved for issuance under the 1996 Stock Incentive Plan. No portion of the total number of shares reserved have been specifically set aside for grants to executive officers, employees or directors.

    The 1996 Stock Incentive Plan provides that no participant may be granted options covering more than 1,000,000 shares of Series A common stock and stock appreciation rights covering more than 1,000,000 shares of Series A common stock in the calendar year ending December 31, 1996, or options covering more than 500,000 shares of Series A common stock and stock appreciation rights covering more than 500,000 shares of Series A common stock in any one subsequent calendar year. The 1996 Stock Incentive Plan also limits cash performance awards to a maximum of $10,000,000 for any one person in any one year period. The amendment set forth in Proposal V does not increase, decrease or otherwise change these limitations.

    From the start of the fiscal year that ended December 31, 1999 through the date hereof, stock options to purchase 1,062,500 shares of Series A common stock were granted to current directors or Executive Officers. From the start of the fiscal year that ended December 31, 1999 through the date hereof, stock options to purchase 178,000 shares of Series A common stock were granted to the Company's employees and consultants (including all current officers who are not Executive Officers) under the 1996 Stock Incentive Plan.

WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE 1996 STOCK INCENTIVE PLAN?

    Options granted under the 1996 Stock Incentive Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code, or nonstatutory stock options.

    If an option granted under the 1996 Stock Incentive Plan is an incentive stock option, under Federal tax laws the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for Federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the incentive stock option and one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain under federal tax laws. If these holding periods are not satisfied, the optionee will recognize ordinary income under Federal tax laws equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sales price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under Federal tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. The current federal tax rate on long-term capital is gain capped at 20 percent for shares held more than one year.

    All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under Federal tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income for Federal tax law purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or ten percent stockholder of the Company, the date of taxation under Federal tax laws may be deferred unless the optionee files a timely election with the Internal Revenue Service under section 83(b) of the Internal Revenue Code. The income recognized by an optionee who is also an employee of the Company by payment in cash or out of the current earnings paid to the optionee, any difference between the sale price and the optionee's tax basis (exercise price plus the income recognized upon exercise) will be treated under Federal tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN.

      PROPOSAL VI--RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The board of directors has renewed the Company's arrangement for KPMG LLP to be its independent auditors for the year ending December 31, 2000, subject to the ratification of the appointment by stockholders. A representative of KPMG LLP is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000.

                             STOCKHOLDER PROPOSALS

    The Company currently expects that next year's Annual Meeting of Stockholders will be held in June, 2001. In order to be eligible for inclusion in the Company's proxy materials for this meeting, any stockholder proposal must be submitted in writing and received at the Company's executive office at 7600 E. Orchard Road, Suite # 330 South, Englewood, CO 80111 by the close of business on February 2, 2001 or such later date as the Company may determine in connection with the actual scheduling of the annual meeting. To be considered for presentation at next year's annual meeting, although not included in the proxy statement, any stockholder proposal must be received at the Company's executive office at the foregoing address on or before the close of business on April 6, 2001, or such later date as the Company may determine in connection with the actual scheduling of the annual meeting.

    All stockholder proposals for inclusion in the Company's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and, as with any stockholder proposal (regardless of whether it is included in the Company's proxy materials), the Company's Restated Certificate of Incorporation, Bylaws and Delaware law.

               RECENT TRANSACTION WITH LIBERTY MEDIA CORPORATION;
              TERMS AND CONDITIONS OF OUTSTANDING PREFERRED STOCK

    On March 16, 2000, the Company completed a transaction with Liberty Media Corporation in which Liberty Media purchased shares of two series of cumulative preferred stock of the Company in exchange for Liberty Media's economic interest in 5,084,745 shares of Sprint Corporation PCS common stock, having a market value of approximately $300 million, based on the closing price of PCS stock two days before the closing. In exchange for such beneficial interest, the Company issued to Liberty Media

    - 150,000 shares of Series A preferred stock of the Company, having a liquidation value of $150 million, and

    - 150,000 shares Series B preferred stock of the Company, having a liquidation value of $150 million.

    The terms and conditions of both series of preferred stock are described in more detail below. The Series A and Series B preferred stock are senior to all other outstanding classes and series of capital stock of the company. The shares of Series B preferred stock have super voting rights that give Liberty Media voting control over the Company. Accordingly, since March 16, 2000, the Company has been a consolidated subsidiary of Liberty Media Corporation.

    Concurrently with the investment by Liberty Media in the Company, the Company and Liberty Media formed a new joint venture to hold and manage interests in entities engaged globally in the distribution of internet data and other content via satellite and related businesses. Liberty Media contributed interests in XM Satellite Radio Holdings, Inc., iSKY, Inc., LSAT Astro LLC and the Sky Latin America satellite businesses in exchange for an 89.41% ownership interest in the joint venture. The Company contributed its interest in Jato Communications Corp. and General Motors Class H Common Stock (net of an associated liability to Phoenixstar, Inc.) in exchange for a 10.59% ownership interest in the joint venture. The Company will manage the business and affairs of the venture, which has been named Liberty Satellite, LLC.

    In a related transaction, the Company paid Liberty Media $60 million in the form of an unsecured promissory note in exchange for a 13.99% ownership interest in LSAT Astro LLC, a limited liability company that owns an approximate 31.5% interest in ASTROLINK International LLC. The remaining 86.01% of LSAT Astro LLC was contributed by Liberty Media to Liberty Satellite, LLC, as indicated above.

    SERIES A CUMULATIVE PREFERRED STOCK.

    The Series A preferred stock accrues dividends at 12% per year at all times prior to April 1, 2005, at 11% per year from April 1, 2005 to April 1, 2010, and at 10% per year from and after April 1, 2010. Such dividends are payable the last day of each March, June, September and December, commencing March 2000. On any dividend date prior to April 1, 2003, dividends on the Series A preferred stock are payable in cash or at the option of the Company, in shares of the Company's Series A common stock, valued at 90% of the 20 day average closing price per share ending on the tenth trading day prior to the record date for payment of the dividends. Dividends not paid are added to the liquidation preference of the Series A preferred stock on such date and remain a part of the liquidation preference until such dividends are paid. Subject to certain specified exceptions, the Company is prohibited from paying dividends on any shares, parity securities or junior securities and from setting aside any money or assets for any such purpose during any period in which the Company is in arrears with respect to payment of dividends on Series A preferred stock.

    The holder of Series A preferred stock is not entitled to vote on any matters submitted to a vote of the stockholders of the Company, except as required by law and other limited exceptions.

    The liquidation preference of each share of the Series A preferred stock is equal to the sum of (a) the stated value of $1,000 per share, plus (b) an amount equal to any and all unpaid dividends accrued on such shares.

    The Series A preferred stock is redeemable at the option of the Company by action of the board of directors, in whole or from time to time in part, on any business day after April 1, 2020, at a redemption price per share equal to the liquidation preference of such share on the redemption date. If less than all outstanding shares are to be redeemed, shares will be redeemed ratably among the holders. On or after April 1, 2020, the Series A preferred stock is redeemable at the option of the holder for cash.

    SERIES B CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK.

    The Series B preferred stock accrues dividends at the rate of 8% per year. Such dividends are payable the last day of each March, June, September and December commencing March 31, 2000. On any dividend date prior to April 1, 2003, dividends on the Series B preferred stock are payable in cash or at the option of the Company, in shares of the Company's Series A common stock, valued at 90% of the 20 day average closing price per share ending on the tenth trading day prior to the record date for payment of the dividends. Dividends not paid are added to the liquidation preference on such date and remain a part of the liquidation preference until such dividends are paid. In the event of a default, the dividend rate will be 10% per year so long as such default continues. Subject to certain specified exceptions, the Company is prohibited from paying dividends on any shares, parity securities or junior securities and from setting aside any money or assets for any such purpose during any period in which the Company is in arrears with respect to payment of dividends on Series B preferred stock.

    In addition to voting rights required by law, each share of Series B preferred stock is entitled to vote together with holders of the common stock as a single class upon all matters upon which holders of common stock are entitled to vote. In any such vote, the holders of Series B preferred stock are entitled to 5,580 votes per each share of Series B preferred stock held. The Series B preferred stock is redeemable at the option of the Company on April 1, 2005. At any date on or after April 1, 2020, the Series B preferred stock is redeemable at the option of the holder for cash.

    The liquidation preference of each share of the Series B preferred stock as of any date of determination is equal to the sum of (a) the stated value per share of $1,000, plus (b) an amount equal to all dividends accrued on such shares.

    Each share of the Series B preferred stock is initially convertible into
113.1145 shares of Series B common stock. Such conversion rate was calculated as the liquidation value of such shares divided by $8.8406 and is adjustable based on the adjusted liquidation value at the date of conversion.

REASONS FOR THE TRANSACTIONS WITH LIBERTY MEDIA.

    The transactions with Liberty Media provided the Company with capital to support the Company's ongoing operations and activities as well as control over a portfolio of satellite and related technology assets and investments and certain related contract rights. The Company believes that its relationship with Liberty Media will enhance the Company's ability to identify and exploit investments and strategic opportunities related to the satellite business and associated technologies.

                                 OTHER MATTERS

    The board of directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

REVOCABLE PROXY
                       TCI SATELLITE ENTERTAINMENT, INC.
                ANNUAL MEETING OF STOCKHOLDERS--AUGUST 15, 2000
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TCI SATELLITE
                              ENTERTAINMENT, INC.

    The undersigned hereby appoints Kenneth G. Carroll and Pamela J. Strauss as proxies with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of Company stock held of record by the undersigned at the close of business on July 3, 2000, at the Annual Meeting of Stockholders, to be held on August 15, 2000 and or at any and all adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH HEREIN. The board of directors recommends a vote "FOR" the election of the nominees named herein as directors of the Company and "FOR" each of the other proposals set forth below.

I. Approval of an amendment to the TCI Satellite Entertainment, Inc. Restated Certificate of Incorporation to increase the number of authorized shares of Series B common stock.

        / /  FOR           / /  WITHHELD           / /  ABSTAIN

II. Approval of an amendment to the TCI Satellite Entertainment, Inc. Restated Certificate of Incorporation to change the name of the Company to Liberty Satellite & Technology, Inc.

        / /  FOR           / /  WITHHELD           / /  ABSTAIN

III. Approval of an amendment to the TCI Satellite Entertainment, Inc. Restated Certificate of Incorporation deleting Section V.B., "Classification of the Board" and Section V.C., "Removal of Directors" and making certain conforming changes.

        / /  FOR           / /  WITHHELD           / /  ABSTAIN

IV. Election of the following persons as directors of TCI Satellite Entertainment, Inc.:

Alan M. Angelich   William H. Berkman  Gary S. Howard      Carl E. Vogel
Robert R. Bennett  John W. Goddard     J. Curt Hockemeier

        / /  FOR            / /  WITHHELD            / /  FOR ALL EXCEPT

        ----------------------------------------------------------------
         INSTRUCTIONS: WRITE THE NAME OF THE NOMINEE(S) ON THE LINE FOR
                        WHOM YOU WISH YOUR VOTE WITHHELD

V. Approval of an amendment to the TCI Satellite Entertainment, Inc. 1996 Stock Incentive Plan to increase the number of shares of Series A common stock reserved for issuance thereunder by 2,000,000 shares.

        / /  FOR           / /  WITHHELD           / /  ABSTAIN

VI. Ratification of the appointment of KPMG LLP as independent auditors for TCI Satellite Entertainment, Inc. for the year ending December 31, 2000.

        / /  FOR           / /  WITHHELD           / /  ABSTAIN

    THE UNDERSIGNED ACKNOWLEDGES RECEIPT, PRIOR TO THE EXECUTION OF THIS PROXY, OF NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, A PROXY STATEMENT DATED
JULY 7, 2000 AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999.

    / /  CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                           DATED:
                                           -------------------------------------

                                           -------------------------------------
                                           PRINT NAME OF STOCKHOLDER

                                           -------------------------------------
                                           SIGNATURE OF STOCKHOLDER

                                           -------------------------------------
                                           PRINT NAME OF STOCKHOLDER

                                           -------------------------------------
                                           SIGNATURE OF STOCKHOLDER

                                           Please sign exactly as your name
                                           appears above on this card. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give your full title. If
                                           shares are held jointly, each holder
                                           should sign.

                                           PLEASE PROMPTLY COMPLETE, DATE, SIGN
                                           AND MAIL THIS PROXY IN THE ENCLOSED
                                           POSTAGE-PAID ENVELOPE.